UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

December 31, 2004

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 205, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

16250 Dallas Parkway, Suite 102, Dallas, Texas 75248

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDMENT NO. 2 TO FORM 8-K FILED JANUARY 7, 2005

On January 7, 2005, Ascendant Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the Company’s acquisition on December 31, 2004 of certain indirect interests in various partnerships (the “Frisco Square Partnerships”) that own properties (“Properties”) in the 150-acre Frisco Square mixed-use real estate development in Frisco, Texas, pursuant to that certain Master Agreement Regarding Frisco Square Partnerships, dated December 31, 2004 (the “Master Agreement”), all as described in the Initial Report. Additional information about this transaction was provided in Current Reports on Form 8-K filed on January 14, 2005 (the “January Report”) and February 23, 2005 (the “February Report”). On March 16, 2005, the Company filed Amendment No. 1 to the Initial Report (the “March Report”) to amend Item 1.01 of the January Report and the February Report to update the status of the capital contributions to Fairways Frisco L.P., a Texas limited partnership (“Fairways Frisco”), and Item 9.01 of the Initial Report to update the status of the financial statements and pro forma financial information required under Item 9.01 of Form 8-K. This Amendment No. 2 to the Initial Report amends Item 1.01 of the Initial Report, the January Report, the February Report and the March Report to update the status of the capital contributions to Fairways Frisco and to describe the termination of the Master Agreement on April 15, 2005, and Item 9.01 of the Initial Report to update the table attached as Exhibit 99.1 to reflect changes in ownership since the Initial Report was filed.

Item 1.01 Entry into a Material Definitive Agreement.

As described in the Company’s Current Report on Form 8-K filed January 14, 2005, the Company entered into an oral agreement with Fairways Equities, LLC, a Texas limited liability company (“FEL”), to co-invest with FEL in the Partnerships. FEL has 4 members who each own 25% of its membership interests, James C. Leslie, a director, officer and principal shareholder of the Company, and Cathy Sweeney, Brant Bryan and David Stringfield, who are each shareholders of the Company as well as employees of CRESA Capital Markets Group, LP, a subsidiary of the Company.

As of April 15, 2005, the Company has made aggregate capital contributions of $750,000 to Fairways Frisco and committed to contribute another $250,000. The 4 members of FEL have made aggregate capital contributions of $1,015,000. As of April 15, 2005, Fairways Frisco has received aggregate commitments for $6,050,000 of capital contributions, of which $5,451,500 has been received in cash. Assuming that the Company funds its entire commitment, its $1,000,000 investment will give it approximately 16% of the limited partnership interests of Fairways Frisco and 9.6% (subject to adjustment as described below) of the limited partnership interests of the Frisco Square Partnerships (indirectly through Fairways Frisco).

On April 15, 2005, the parties to the Master Agreement agreed to terminate the Master Agreement effective as of April 15, 2005. In connection with the termination of the Master Agreement, the Frisco Square Partnerships were amended such that Fairways Frisco owns, either directly or indirectly, 60% of the Frisco Square Partnerships. The remaining 40% is owned by CMP Family Limited Partnership (“CMP”), which is controlled by Cole McDowell. CMP’s partnership interest is subject to further reduction and dilution as discussed below. Under the terms of the amended Frisco Square Partnerships, Fairways Frisco also has a first priority distribution preference of $5.5 million, and it will receive its pro-rata partnership interest of the next $9.5 million of distributions from the Frisco Square Partnerships. After $15 million of distributions have been made, Fairways Frisco’s interest in the Frisco Square Partnerships will become 80% and CMP’s interest will become 20%. Furthermore, Fairways Frisco’s partnership interest in the Frisco Square Partnerships may be increased up to 90% if certain capital call and limited partner capital loan provisions are not met by CMP. If Fairways Frisco’s partnership interest in the Frisco Square Partnerships is increased in the future, the Company’s indirect interest in the Frisco Square Partnerships would also increase on a pro-rata basis with its investment in Fairways Frisco.

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Under the terms of the amended Frisco Square Partnerships agreements, FEL is now the sole general partner of the Frisco Square Partnerships and controls all operating activities, financing activities and development activities for the Frisco Square Partnerships.

Also on April 15, 2005, Fairways Frisco, through Frisco Square Land, Ltd., a newly created partnership, closed a financing transaction, the proceeds of which were used to repay the outstanding bank debt of Frisco Square, Ltd and to provide additional working capital for Fairways Frisco. Under the terms of the now terminated Master Agreement, Fairways Frisco held an option to acquire 50% of the partnership interests of Frisco Square, Ltd. Concurrently with the financing, all of the land and related development held by Frisco Square, Ltd. was transferred to Frisco Square Land, Ltd. in exchange for repayment of the bank debt, and the option to acquire 50% of the partnership interests of Frisco Square, Ltd. was cancelled. As a result of these changes, Fairways Frisco now has no interest in Frisco Square, Ltd. Fairways Frisco owns 60% of Frisco Square Land, Ltd., subject to the same increases for preference distributions and dilution to CPM if certain capital call and limited partner capital loan provisions are not met by CMP as discussed above.

The Company has not guaranteed any of the debt of the Frisco Square Partnerships or Fairways Frisco. The Company has reached an agreement in principal with FEL, pursuant to which the Company expects to receive 25% of the fees paid to FEL in accordance with the Fairways Frisco partnership agreement. These fees (which are further defined in the Fairways Frisco, LP partnership agreement) will include a monthly management fee, a financing fee on all Frisco Square Partnerships financing transactions and an annual asset management fee.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

In the March Report, the Company reported that the independent auditors for the Frisco Square Partnerships had not yet completed their audits of the financial statements for the years ended December 31, 2004 and 2003. Subsequently, the Company has determined that based on the size of its investment in the Frisco Square Partnerships, it is not required to file audited financial statements for the Frisco Square Partnerships. The Company owns, indirectly through its limited partnership interest in Fairways Frisco, less than 10% of the Frisco Square Partnerships. As such, the Company intends to account for its investment under the cost method of accounting and does not believe that presenting separate audited financial statements of the Frisco Square Partnerships is meaningful or representative of its relationship with the Frisco Square Partnerships.

(b)	Pro forma financial information.

In the March Report, the Company reported that the independent auditors for the Frisco Square Partnerships had not yet completed their audits of the financial statements for the years ended December 31, 2004 and 2003. Subsequently, the Company has determined that based on the size of its investment in the Frisco Square Partnerships, it is not required to file audited financial statements for the Frisco Square Partnerships. As a result, and for the same reasons outlined in Item 9.01(a) above, the Company is not required to file pro forma financial information related to its investment in Fairways Frisco or the Frisco Square Partnerships.

(c)	Exhibits.

Exhibit 99.1 Table reflecting certain ownership after giving effect to the termination of the Master Agreement and other changes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: April 29, 2005	By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer and President

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